Exhibit 10.53

COMBINATORX, INCORPORATED

Restricted Stock Unit Agreement

Granted Under CombinatoRx, Incorporated Amended and Restated 2004 Incentive Plan

The undersigned participant (the “Participant”) (i) acknowledges that on _________, 2009, s/he received an award (the “Award”) of restricted stock units from CombinatoRx, Incorporated (the “Company”) under the Amended and Restated 2004 Incentive Plan (the “Plan”) in respect of an award issued to the Participant under the Neuromed Pharmaceuticals Inc. Special Equity Incentive Plan, (ii) hereby agrees to the terms of such Award, subject to the terms set forth in the Plan; (iii) further acknowledges receipt of a copy of the Plan as in effect on the date hereof; and (iv) agrees with the Company as follows:

1. Effective Date. This Agreement shall take effect as of __________, 2009, which is the date of grant of the Award (the “Grant Date”).

2. Grant of Award. The Award consists of __________ restricted stock units (individually, an “RSU” and collectively, the “RSUs”). Each RSU represents the right to receive one share of the common stock of the Company, $0.001 par value per share (“Stock”), as provided in this Agreement. The shares of Stock that are issuable upon vesting of the RSUs evidenced by this Agreement are referred to as “Shares.”

3. Provisions of the Plan; Defined Terms. This Award is subject to the provisions of the Plan, which are incorporated herein by reference. A copy of the Plan as in effect on the date of the grant of this Award has been furnished to the Participant. By accepting this Award, the Participant agrees to be bound by the terms of the Plan and this Agreement. All initially capitalized terms used herein will have the meaning specified in the Plan, unless another meaning is specified herein. The term “Escrow Agreement” shall mean the Escrow Agreement, dated as of June 30, 2009, among the Company, Kurt C. Wheeler as stockholders’ representative and Computershare Trust Company, N.A., as escrow agent.

4. Nontransferability of RSUs. The RSUs acquired by the Participant pursuant to this Agreement shall not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of except as provided below and in the Plan.

5. Forfeiture Risk. If the Participant ceases to be employed by the Company or any of its subsidiaries, including without limitation, Neuromed Pharmaceuticals Inc. and Neuromed Pharmaceuticals Ltd., for any reason (including by death or disability), any unvested RSUs (after the application of Section 6 of this Agreement and any other applicable provision contained in this Agreement) and any Dividend Equivalents (as defined below) paid with respect thereto shall be automatically and immediately forfeited as of the date of such termination.

6. Vesting of RSUs. The RSUs acquired hereunder shall vest in accordance with the provisions of this Section 6 and applicable provisions of the Plan, as follows:

(a) In the event that the FDA Approval Date (as defined in the Escrow Agreement) is on or prior to the Second Milestone Date (as defined in the Escrow Agreement),

this Award shall become immediately vested in full on such FDA Approval Date. In the event that the FDA Approval Date does not occur on or prior to the Second Milestone Date, 50% of the original number of RSUs (and any Dividend Equivalents (as defined below) paid with respect thereto) shall be immediately forfeited on the Second Outside Date (as defined in the Escrow Agreement). In the event that the FDA Approval Date is on or after the Second Outside Date and on or prior to the Final Milestone Date (as defined in the Escrow Agreement), this Award shall become vested as to 50% of the original number of RSUs on such FDA Approval Date. In the event that the FDA Approval Date does not occur on or prior to the Final Milestone Date, then 7.143% of the original number of RSUs (and any Dividend Equivalents paid with respect thereto) shall be immediately forfeited on the Final Outside Date (as defined in the Escrow Agreement) (for the avoidance of doubt, such amount shall be in addition to the RSUs that were forfeited on the Second Outside Date). In the event that the Participant remains employed by the Company or Neuromed Pharmaceuticals Ltd., through the fifth anniversary of the Grant Date, then 42.857% of the original number of RSUs (and any Dividend Equivalents paid with respect thereto) shall vest.

(b) Notwithstanding Section 5, Section 6(a) and any other provision of this Agreement or the Plan, upon (x) the occurrence of a Change in Control (as defined below) while the Participant is still employed by the Company or (y) the termination of the Participant’s employment by the Company without Cause (as defined below), then (i) 42.857% of the original number of RSUs (and any Dividend Equivalents paid with respect thereto) shall become vested immediately prior to the consummation of such Change in Control or the date of such termination, and (ii) subject to the terms of this Agreement, (A) if the FDA Approval Date occurs prior to the Second Milestone Date, an additional 57.143% of the original number of RSUs (and any Dividend Equivalents paid with respect thereto) shall vest as of such FDA Approval Date, or (B) if the FDA Approval Date occurs on or after the Second Outside Date and on or prior to the Final Milestone Date, an additional 7.143% of the original number of RSUs (and any Dividend Equivalents paid with respect thereto) shall vest as of such FDA Approval Date.

(c) For purposes of this Agreement:

(i) “Cause” shall mean: (A) the Participant’s conviction of a felony; (B) the Participant’s willful failure to perform (other than by reason of disability), or gross negligence in the performance of, the Participant’s duties and responsibilities, which failure or negligence continues or remains uncured after thirty (30) days’ written notice to the Participant setting forth in reasonable detail the nature of such failure or negligence; (C) material breach by the Participant of any provision of any agreement between the Participant and the Company, which breach continues or remains uncured after thirty (30) days’ written notice to the Participant setting forth in reasonable detail the nature of such breach; or (D) material fraudulent conduct by the Participant with respect to the Company.

(ii) “Change in Control” shall mean: (A) a sale, merger or consolidation after which securities possessing more than fifty (50%) percent of the total combined voting power of the Company’s outstanding securities have been transferred to or acquired by a person or persons different from the persons who held such percentage of the total combined voting power immediately prior to such transaction; or (B) the sale, transfer or other disposition of all or substantially all of the Company’s assets to one or more persons (other than a wholly owned subsidiary of the Company or a parent company whose stock ownership after the transaction is the same as the Company’s ownership before the transaction); or (C) an acquisition, merger or similar transaction or a divestiture of a substantial portion of the Company’s business after which the role of the Participant is not substantially the same as such role prior to the transaction.

7. Issuance of Shares.

(a) Subject to the terms of the Plan and this Award, each RSU entitles the Participant to receive one share of Stock as soon as reasonably practicable following the vesting of the RSU, but in no event later than two and one-half months after the end of the year in which the vesting date occurs.

(b) The Shares shall be issued and delivered to the Participant in accordance with Section 3(a) upon compliance to the satisfaction of the Administrator with all requirements under applicable laws or regulations in connection with such issuance and with the requirements hereof and of the Plan. The determination of the Administrator as to such compliance shall be final and binding on the Participant.

(c) Notwithstanding anything to the contrary herein or in the Plan, if the Participant is a “specified employee” within the meaning of Section 409A of the Code, and if any issuance of Shares hereunder is subject to the rule under Section 409A(a)(2)(B)(i) of the Code, then such issuance of Shares shall be delayed until the earlier of (i) the date that is six months and one day after the Participant has a “separation from service” as defined in Section 409A of the Code or (ii) the death of the Participant.

8. Stockholder Rights, Dividends, etc. Until such time as shares of Stock are issued to the Participant pursuant to Section 7(a), the Participant shall have no rights as a stockholder with respect to any Shares underlying the RSUs, including, but not limited to, any voting rights, provided, however, that any dividends or other distributions paid with respect to the Shares underlying the RSUs (“Dividend Equivalents”) shall accrue and shall be converted into additional RSUs based on the closing price of the Stock on any such distribution date and any such additional RSUs shall be subject to the same conditions and restrictions as are the RSUs with respect to which they were paid.

9. Certain Tax Matters. The Participant expressly acknowledges the following:

(a) The Participant acknowledges that no election under Section 83(b) of the Code may be filed with respect to this Award.

(b) In circumstances in which tax withholding is applicable upon the vesting of the RSUs acquired hereunder, the Company shall retain from the Shares otherwise deliverable to the Participant a number of Shares having a fair market value (as determined by the board of directors of the Company (the “Board”)) equal to the Participant’s tax obligation; provided, however, that the total tax withholding using Shares may not exceed the Company’s statutory minimum withholding obligation. Notwithstanding the foregoing, the Company may, in its sole discretion, require the Participant to satisfy the withholding obligation with cash.

10. Changes in Capitalization; Reorganization Events.

(a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Stock other than an ordinary cash dividend, the number of shares of Stock subject to this Award shall be equitably adjusted by the Company in the manner determined by the Board.

(b) Reorganization Event. Upon the occurrence of a Reorganization Event (as defined below), the Board shall provide that this Award shall be assumed, or an equivalent award shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof). For purposes hereof, this Award shall be considered assumed if, following consummation of the Reorganization Event, this Award represents the right to receive, for each Share issuable in respect of the RSUs immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Stock for each share of Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be delivered by the Company in respect of each RSU to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in fair market value to the per share consideration received by holders of outstanding shares of Stock as a result of the Reorganization Event. Notwithstanding the foregoing, if the acquiring or succeeding corporation (or an affiliate thereof) does not agree to assume, or substitute for, this Award, the consideration to be delivered by the Company in respect of each of the RSUs, in lieu of the Shares, shall consist of a cash payment equal to the fair market value of the consideration received as a result of the Reorganization Event by holders of Stock for each share of Stock held immediately prior to the consummation of the Reorganization Event. In the event of a liquidation or dissolution of the Company, the consideration to be delivered in respect of each of the RSUs shall consist of, in lieu of the Shares, the consideration received as a result of such liquidation or dissolution by holders of Stock for each share of Stock held immediately prior to such liquidation or dissolution. As used herein, “Reorganization Event” means (i) any merger or consolidation of the Company with or into another entity as a result of which all of the Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (ii) any transfer or disposition of all of the Stock of the Company for cash, securities or other property pursuant to a share exchange or other transaction or (iii) any liquidation or dissolution of the Company.

11. Miscellaneous.

(a) Notice hereunder shall be given to the Company at its principal place of business and shall be given to the Participant at the address set forth below, or in either case, at such other address as one party may subsequently furnish to the other party in writing.

(b) This Award does not confer upon the Participant any rights with respect to continuation of service as an employee of the Company.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

COMBINATORX, INCORPORATED

By:
Name: Title:

[NAME OF PARTICIPANT]

Address:

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